UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2010

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 13, 2010, Comstock Mining Inc. (the “Company”) announced the results of its Spring 2010 drilling program. The drilling, concentrated in the Lucerne resource area of the Company’s Comstock Mine Project, was designed to increase the Company’s knowledge in several locations designated as possible starter pit locations, and also to explore extensions of the precious metals mineralization to the east and to the north of the previous drilling.  The program was completed with 51 reverse circulation (RC) holes totaling 29,913 feet.

The 2010 Spring program focused upon select locations of the Lucerne resource area, designated the Lucerne-Woodville, Hartford and Justice-Keystone areas and the East Side target.  Drill intervals of contiguous mineralized material (gold content greater than 0.010 ounces per ton (opt) and length greater than 20 feet) were intercepted in 42 of the 51 RC drill holes.  The Company is currently incorporating these drill results into a new technical report.

A copy of a press release announcing the purchase is attached as Exhibit 99.1 to this Form 8-K.

This Form 8-K and Exhibit 99.1 are each being furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 8.01 of Form 8-K and are therefore not to be considered “filed” with the SEC.

Item 9.01                                Financial Statements and Exhibits.

(d)           Exhibits.

99.1            Press release date August 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: August 13, 2010	By:	/s/ Corrado De Gasperis
Corrado De Gasperis

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 13, 2010.